SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 15, 2002
(Date of report)

November 13, 2002
(Date of earliest event reported)

INTUIT INC.
 (Exact Name of Registrant as Specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation)	000-21180 (Commission File Number)	77-0034661 (I.R.S. Employer Identification No.)

2535 Garcia Avenue
Mountain View, CA 94043
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 944-6000

ITEM 5. OTHER EVENTS.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
CONDENSED CONSOLIDATED BALANCE SHEET
SIGNATURES

ITEM 5. OTHER EVENTS.

Announcement of Fiscal 2003 First Quarter Results

On November 13, 2002, Intuit Inc. announced the results for its first quarter of fiscal 2003, which ended October 31, 2002. Revenue increased 32 percent over the first quarter of fiscal 2002 to $223.3 million. Intuit narrowed its seasonal net loss to $54.7 million, or $0.26 per share. This is down significantly from a net loss of $92.4 million, or $0.44 per share in the first quarter of fiscal 2002. Intuit typically reports a loss in its first quarter when revenue from its tax preparation businesses is minimal, but operating expenses to develop new products and services continue at relatively consistent levels. Two factors contributed to the lower loss: lower acquisition-related charges due to the adoption of the Financial Accounting Standards Board’s SFAS 142 and the absence of a charge for impairment of long-lived assets.

INTUIT INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended
	October 31,

	2001	2002

Net revenue:
Products	$114,583	$146,992
Services	36,755	60,941
Other	17,389	15,349

Total net revenue	168,727	223,282
Costs and expenses:
Cost of revenue:
Products, services and other	61,789	71,313
Amortization of purchased software	1,706	2,977
Customer service and technical support	37,759	41,752
Selling and marketing	59,953	78,801
Research and development	48,857	65,682
General and administrative	26,557	40,161
Charge for purchased research and development	—	7,789
Acquisition-related charges	41,081	9,455
Loss on impairment of long-lived asset	27,000	—

Total costs and expenses	304,702	317,930

Loss from continuing operations	(135,975)	(94,648)
Interest and other income	9,810	8,336
Gains (losses) on marketable securities and other investments, net	(12,254)	253

Loss from continuing operations before income taxes	(138,419)	(86,059)
Income tax benefit(i)	(36,263)	(25,818)

Loss from continuing operations	(102,156)	(60,241)
Discontinued operations, net of income taxes (vi):
Net income from Quicken Loans discontinued operations	9,729	—
Gain on disposal of Quicken Loans discontinued operations	—	5,556

Net income from discontinued operations	9,729	5,556

Net loss	$(92,427)	$(54,685)

Basic and diluted net loss per share from continuing operations	$(0.48)	$(0.29)
Basic and diluted net income per share from discontinued operations	0.04	0.03

Basic and diluted net loss per share	$(0.44)	$(0.26)

Shares used in basic and diluted per share amounts	211,039	207,965

INTUIT INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands)
(unaudited)

	July 31,	October 31,
	2002	2002

ASSETS
Current assets:
Cash and cash equivalents	$435,087	$308,176
Short-term investments	815,342	522,980
Marketable securities	16,791	27,462
Customer deposits	300,409	308,149
Accounts receivable, net	56,467	65,353
Deferred income taxes	67,799	66,957
Prepaid income taxes	—	56,915
Prepaid expenses and other current assets	50,729	36,771
Amounts due from discontinued operations entities	252,869	184,538

Total current assets	1,995,493	1,577,301
Property and equipment, net	181,758	189,550
Goodwill and purchased intangibles, net	554,422	707,402
Long-term deferred income taxes	176,553	171,428
Loans to executive officers and other employees	21,270	20,585
Other assets	33,530	13,481

Total assets	$2,963,026	$2,679,747

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$76,669	$80,847
Accrued compensation and related liabilities	91,507	77,595
Payroll service obligations	300,381	308,117
Deferred revenue	159,758	166,075
Income taxes payable	442	—
Short-term note payable	17,926	18,026
Other current liabilities	86,094	87,092

Total current liabilities	732,777	737,752
Long-term obligations	14,610	14,384
Stockholders’ equity	2,215,639	1,927,611

Total liabilities and stockholders’ equity	$2,963,026	$2,679,747

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2002.	INTUIT INC.

	By:	/s/ STEPHEN M. BENNETT

Stephen M. Bennett President and Chief Executive Officer